Exhibit 99.01

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Debtors:  Frontier Airlines Holdings, Inc., et al. (1)

Case Number:  Jointly Administered 08-11298 (RDD)

Monthly Operating Report for the Period:

Month ended July 31, 2008

Debtors’ Address:

7001 Tower Road

Denver, CO 80249

Monthly Operating Loss:  $3.2 million

Debtors’ Attorney:

Marshall Huebner

Damian Schaible

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Telephone:  (212) 450-4000

Fax : (212) 450-6501

Email:	marshall.huebner @dpw.com
damian.schaible@dpw.com

Report Preparer: Frontier Airlines Holdings, Inc.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: August 28, 2008	By:	/s/ Heather Iden
Heather Iden
Vice President Controller

(1)   See next page for a listing of Debtors by case number.

(2)   All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

(1) The Debtors in these jointly administered cases are as follows:

Debtor Name	Case Number
Frontier Airlines, Inc.	08-11297
Frontier Airlines Holdings, Inc.	08-11298
Lynx Aviation, Inc.	08-11299

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

SCHEDULE OF DISBURSEMENTS

Debtor Name	Case Number	Disbursements for April 10, 2008 to April 30, 2008	Disbursements for month ended May 31, 2008	Disbursements for month ended June 30, 2008
Frontier Airlines, Inc.	08-11297	$83,767,766	$142,196,923	$164,914,886
Frontier Airlines Holdings, Inc.	08-11298	$—	$—	$—
Lynx Aviation, Inc.	08-11299	$961,414	$1,353,682	$6,791,728

Debtor Name	Case Number	Disbursements for month ended July 31, 2008	Disbursements filing to date
Frontier Airlines, Inc.	08-11297	$143,770,237	$534,649,812
Frontier Airlines Holdings, Inc.	08-11298	$—	$—
Lynx Aviation, Inc.	08-11299	$4,718,790	$13,825,614

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS

(In $U.S. 000’s)

	Month Ended	Month Ended	Month Ended	April 10, 2008 to
	July 31, 2008	June 30, 2008	May 31, 2008	April 30, 2008

Revenues:
Passenger	$136,935	$127,999	$116,350	$66,833
Cargo	532	589	628	322
Other	3,835	3,481	3,106	1,914
Total revenues	141,302	132,069	120,084	69,069
Operating expenses:
Flight operations	13,954	14,314	16,216	10,623
Aircraft fuel	70,486	65,969	62,096	27,592
Aircraft lease	9,785	9,862	9,817	6,563
Aircraft and traffic servicing	15,430	15,538	14,748	10,804
Maintenance	9,362	9,375	10,633	4,632
Promotion and sales	11,311	10,166	13,101	6,415
General and administrative	5,456	2,476	4,724	3,280
Operating expenses – regional partner	—	2,864	10,698	8,726
Loss (gain) on sales of assets, net	196	373	(9,216)	6
Employee separation and other charges	356	570	—	—
Depreciation	3,733	3,717	3,735	2,714
Total operating expenses	140,069	135,224	136,552	81,355

Operating income (loss)	1,233	(3,155)	(16,468)	(12,286)

Nonoperating income (expense):
Interest income	393	374	522	262
Interest expense (contractual interest expense was $10,240 from April 10,2008 to July 31, 2008) (Note 2)	(2,562)	(1,393)	(2,962)	(1,907)
Loss from early extinguishment of debt	—	—	(239)	—
Other, net	49	(1,294)	(130)	2
Total nonoperating expenses, net	(2,120)	(2,313)	(2,809)	(1,643)
Loss before reorganization items and income taxes	(887)	(5,468)	(19,277)	(13,929)
Reorganization items (Note 4)	2,360	3,367	2,689	2,531
Income taxes	—	—	—	—

Net loss	$(3,247)	$(8,835)	$(21,966)	$(16,460)

The accompanying notes are an integral part of the financial statements.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS

CONTINUED

(In $U.S. 000’s)

Filing to Date

Revenues:
Passenger	$448,117
Cargo	2,071
Other	12,336
Total revenues	462,524
Operating expenses:
Flight operations	55,107
Aircraft fuel	226,143
Aircraft lease	36,027
Aircraft and traffic servicing	56,520
Maintenance	34,002
Promotion and sales	40,993
General and administrative	15,936
Operating expenses – regional partner	22,288
Loss (gain) on sales of assets, net	(8,641)
Employee separation and other charges	926
Depreciation	13,899
Total operating expenses	493,200

Operating loss	(30,676)

Nonoperating income (expense):
Interest income	1,551
Interest expense (contractual interest expense was $10,240 from April 10, 2008 to July 31, 2008) (Note 2)	(8,824)
Loss from early extinguishment of debt	(239)
Other, net	(1,373)
Total nonoperating expenses, net	(8,885)
Loss before reorganization items and income taxes	(39,561)
Reorganization items (Note 4)	10,947
Income taxes	—

Net loss	$(50,508)

The accompanying notes are an integral part of the financial statements.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION BALANCE SHEETS

(In $U.S. 000’s, except share data)

	July 31, 2008	June 30, 2008	May 31, 2008

ASSETS
Current assets:
Cash and cash equivalents (Note 7)	$64,504	$59,314	$110,058
Short-term investments	3,740	7,480	8,501
Restricted investments	107,517	115,503	100,480
Receivables, net of allowance for doubtful accounts	58,804	60,690	68,260
Security and other deposits	—	—	150
Prepaid expenses and other assets	33,907	29,279	32,544
Inventories, net of allowance	19,422	18,883	19,974
Assets held for sale	935	959	1,060
Total current assets	288,829	292,108	341,027

Property and equipment, net	807,990	811,547	814,836
Security and other deposits	25,535	25,499	25,172
Aircraft pre-delivery payments	2,500	13,985	13,985
Restricted investments	2,987	2,845	2,845
Deferred loan expenses and other assets	15,439	15,511	14,193
Total assets	$1,143,280	$1,161,495	$1,212,058

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities not subject to compromise:
Current liabilities:
Accounts payable (Note 6)	47,745	40,722	50,074
Air traffic liability	220,332	236,904	246,818
Other accrued expenses	60,328	58,872	62,979
Deferred revenue and other current liabilities	—	18,352	18,250
PDP financing	17,521	3,139	—
Total current liabilities not subject to compromise	345,926	357,989	378,121
Deferred revenue and other liabilities	23,870	23,462	23,809
Total liabilities not subject to compromise	369,796	381,451	401,930

Liabilities subject to compromise (Note 5)	681,302	684,802	706,561
Total liabilities	1,051,098	1,066,253	1,108,491

Stockholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares; none issued	—	—	—
Common stock, no par value, stated value of $.001 per share, authorized 1,000,000 shares; 36,945,744 issued and outstanding	37	37	37
Additional paid-in capital	196,350	196,232	196,090
Unearned ESOP shares	(342)	(411)	(480)
Other comprehensive loss	—	—	(299)
Accumulated deficit	(103,863)	(100,616)	(91,781)
Total stockholders’ equity	92,182	95,242	103,567
Total liabilities and stockholders’ equity	$1,143,280	$1,161,495	$1,212,058

The accompanying notes are an integral part of the financial statements.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION BALANCE SHEETS

CONTINUED

(In $U.S. 000’s, except share data)

April 30, 2008

ASSETS
Current assets:
Cash and cash equivalents (Note 7)	$99,788
Short-term investments	8,501
Restricted investments	91,686
Receivables, net of allowance for doubtful accounts	55,797
Security and other deposits	75
Prepaid expenses and other assets	32,113
Inventories, net of allowance	15,457
Assets held for sale	1,150
Total current assets	304,567

Property and equipment, net	870,664
Security and other deposits	25,314
Aircraft pre-delivery payments	13,985
Restricted investments	2,845
Deferred loan expenses and other assets	37,091
Total assets	$1,254,466

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities not subject to compromise:
Current liabilities:
Accounts payable (Note 6)	29,273
Air traffic liability	238,065
Other accrued expenses	68,060
Deferred revenue and other current liabilities	18,380
PDP financing	—
Total current liabilities not subject to compromise	353,778
Deferred revenue and other liabilities	24,194
Total liabilities not subject to compromise	377,972

Liabilities subject to compromise (Note 5)	751,135
Total liabilities	1,129,107

Stockholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares; none issued	—
Common stock, no par value, stated value of $.001 per share, authorized 1,000,000 shares; 36,945,744 issued and outstanding	37
Additional paid-in capital	195,984
Unearned ESOP shares	(548)
Other comprehensive loss	(299)
Accumulated deficit	(69,815)
Total stockholders’ equity	125,359
Total liabilities and stockholders’ equity	$1,254,466

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS

(In $U.S. 000’s)

	Month Ended	Month Ended	Month Ended	April 10, 2008 to
	July 31, 2008	June 30, 2008	May 31, 2008	April 30, 2008
Cash flows from operating activities:
Net loss	$(3,247)	$(8,835)	$(21,966)	$(16,460)
Adjustments to reconcile net loss to net cash used in operating activities:
ESOP and stock option compensation expense	187	211	175	119
Depreciation and amortization	3,802	3,784	3,789	2,793
Assets beyond economic repair	49	176	148	72
Mark to market adjustments on derivative contracts	—	—	—	(4,853)
Proceeds received for settled derivative contracts	—	—	23,151	—
Loss (gain) on disposal of equipment and other assets, net	196	373	(9,216)	6
Loss on early extinguishment of debt	—	—	239	—
Unrealized loss on short-term investments	—	1,320	—	—
Changes in operating assets and liabilities:
Restricted investments	7,844	(15,023)	(8,793)	(12,443)
Receivables	1,688	8,865	(10,131)	483
Security and other deposits	(37)	(177)	(358)	(105)
Prepaid expenses and other assets	(4,627)	3,265	(431)	(581)
Inventories	(539)	1,070	(4,517)	(31)
Other assets	20	(584)	(2,275)	2,628
Accounts payable	6,371	(23,654)	18,031	6,928
Air traffic liability	(16,572)	(9,914)	8,753	4,607
Other accrued expenses	2,853	(2,433)	(8,988)	8,378
Deferred revenue and other liabilities	(424)	(245)	(514)	1,783
Reorganization items	2,360	3,367	2,689	2,531
Net cash used in operating activities	(76)	(38,434)	(10,214)	(4,145)

Cash flows from reorganization activities
Net cash used in reorganization activities	(3,802)	(3,871)	—	—

Cash flows from investing activities:
Aircraft purchase deposits returned	11,485	—	—	—
Sale of short-term investment	3,740	—	—	—
Proceeds from the sale of property and equipment and assets held for sale	23	101	59,090	113
Capital expenditures	(225)	(599)	(173)	(3,436)
Net cash (used in) provided by investing activities	15,023	(498)	58,917	(3,323)

Cash flows from financing activities:
Extinguishment of long-term borrowings	—	—	(33,754)	—
Principal payments on long-term borrowings	(2,801)	(7,858)	(4,679)	—
Principal payments on short-term borrowing	(3,139)	—	—	—
Payment of financing fees.	(15)	(83)	—	—
Net cash used in financing activities	(5,955)	(7,941)	(38,433)	—

Increase (decrease) in cash and cash equivalents	5,190	(50,744)	10,270	(7,468)
Cash and cash equivalents at beginning of period	59,314	110,058	99,788	107,256
Cash and cash equivalents at end of period	$64,504	$59,314	$110,058	$99,788

The accompanying notes are an integral part of the financial statements.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

MONTHLY OPERATING REPORT

CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS

CONTINUED

(In $U.S. 000’s)

Filing to Date
Cash flows from operating activities:
Net loss	$(50,508)
Adjustments to reconcile net loss to net cash used in operating activities:
ESOP and stock option compensation expense	692
Depreciation and amortization	14,168
Assets beyond economic repair	445
Mark to market adjustments on derivative contracts	(4,853)
Proceeds received for settled derivative contracts	23,151
Loss (gain) on disposal of equipment and other assets, net	(8,641)
Loss on early extinguishment of debt	239
Unrealized loss on short-term investments	1,320
Changes in operating assets and liabilities:	—
Restricted investments	(28,415)
Receivables	905
Security and other deposits	(677)
Prepaid expenses and other assets	(2,374)
Inventories	(4,017)
Other assets	(211)
Accounts payable	7,676
Air traffic liability	(13,126)
Other accrued expenses	(190)
Deferred revenue and other liabilities	600
Reorganization items	10,947
Net cash used in operating activities	(52,869)

Cash flows from reorganization activities
Net cash used in reorganization activities	(7,673)

Cash flows from investing activities:
Aircraft purchase deposits returned	11,485
Sale of short-term investment	3,740
Proceeds from the sale of property and equipment and assets held for sale	59,327
Capital expenditures	(4,433)
Net cash (used in) provided by investing activities	70,119

Cash flows from financing activities:
Extinguishment of long-term borrowings	(33,754)
Principal payments on long-term borrowings	(15,338)
Payment of financing fees	(3,139)
Principal payments on short-term borrowing	(98)
Net cash used in financing activities	(52,329)

Increase (decrease) in cash and cash equivalents	(42,752)
Cash and cash equivalents at beginning of period	107,256
Cash and cash equivalents at end of period	$64,504

FRONTIER AIRLINES HOLDINGS, INC., ET AL.

NOTES TO MONTHLY OPERATING REPORT

1.  Background and Organization

General – Frontier Airlines Holdings, Inc. (“Frontier Holdings” or the “Company”) is an international airline carrier ranking as the second largest carrier out of Denver International Airport, with an average of 382 daily system-wide departures and arrivals.

Chapter 11 Reorganization Cases – On April 10, 2008 (the “Petition Date”), Frontier Holdings and its two subsidiaries (the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”).  The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. On April 24, 2008, the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors.

2.  Basis of Presentation

Condensed Consolidated Debtor-in-Possession Financial Statements – The unaudited financial statements and supplemental information contained herein represent the condensed consolidated financial information for the Debtors.  The results of operations for the period from April 11 to April 30, 2008 were estimated based upon estimates that included the use of statistical data, processed revenue, fuel purchases, and a pro-ration of calendar days within the month of April.  Amounts presented in the unaudited statement of cash flows for the period from April 11 to April 30, 2008 were estimated based on estimated asset and liability balances as of the filing date and actual balances as of April 30, 2008, as well as the aforementioned estimated results of operations for the period from April 11 to April 30, 2008.

American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does, however, require that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.  The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7. Further information concerning the Debtors’ accounting policies can be found in the footnotes to our Annual Report on Form 10-K for the period ended March 31, 2008 filed with the United States Securities and Exchange Commission.

The unaudited consolidated financial statements have been derived from the books and records of the Debtors.  Certain financial information, however, has not been subject to procedures that typically would be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and, upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information will be subject to changes.  These changes could be material.  The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that typically would be made for quarterly financial statements in accordance with U.S. GAAP.  Certain prepaid balances and pre- and post-petition trade accounts payable balances are subject to further review and reclassification.  In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the period ended March 31, 2008 filed with the United States Securities and Exchange Commission.

The results of operations contained herein are not necessarily indicative of results that may be expected from any other period or for the full year, and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.

Intercompany Transactions – Intercompany transactions between Debtors have been eliminated in the financial statements contained herein.

Property and Equipment, net – Recorded at cost net of accumulated depreciation.

Reclassification of Prior Month Amounts - Certain prior month items have been reclassified to conform to the current month presentation.

Contractual Interest Expense – Contractual interest expense represents amounts due under the contractual terms of outstanding debt for the reporting periods, including debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.

Taxes – The Debtor accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws.  Due to the Company’s history of operating losses over the past few years, combined with the projection of continued operating losses, a full valuation allowance was established against its deferred tax assets during the tax year ended March 31, 2007.  As a result, Frontier Holdings discontinued recognizing income tax benefits for net operating losses and continues to record a full valuation allowance against all deferred tax assets.

The Debtors have received approval to pay pre-petition employee withholding obligations in addition to employment and wage related taxes, sales and use taxes, and certain other taxes due in the normal course of business through certain first day motions.  As such, the Debtors have paid such taxes when due.

Further, employee withholding obligations are pre-funded by the Debtors and paid directly by the Debtors’ payroll contractor, Automatic Data Processing, Inc. (“ADP”).  Thus, no further information regarding taxes is included in this report.

3.  Cash Management System & Use of Cash

The Court has entered an order authorizing the Debtors to continue to use their existing cash management system including: (i) investment guidelines; (ii) maintenance of existing bank accounts and business forms; and (iii) the authorization to open and close bank accounts.  The Debtors are continuing to collect and disburse cash since the Petition Date using the existing cash management system.

4.  Reorganization Items

SOP 90-7 requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under Chapter 11.  The Debtors’ reorganization items consist of the following:

(In $U.S. 000’s)

	Month ended July 31, 2008	Month ended June 30, 2008	Month ended May 31, 2008	April 11, 2008 to April 30, 2008	Filing to Date

Professional fees directly related to reorganization	$2,360	2,983	$2,157	$2,221	$9,721
Other	—	384	532	310	1,226
Total reorganization items	$2,360	3,367	$2,689	$2,531	$10,947

Professional fees directly related to the reorganization (“Professional Fees”) include fees associated with advisors to the Debtors, the statutory committee of unsecured creditors and certain secured creditors.   Other expenses are primarily related to defaulted interest expense.  Professional Fees are estimated by the Debtors and will be reconciled to actual invoices when received.

5.  Liabilities Subject to Compromise

As a result of the Chapter 11 Filings, most pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. At hearings held in April 2008, the Court granted final approval of many of the Debtors’ “first day” motions covering, among other things, human capital obligations, supplier relations (including fuel supply and fuel contracts), insurance, customer relations, business operations, certain tax matters, cash management, utilities, case management and retention of professionals.

The Debtors may reject pre-petition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Bankruptcy Court. Damages resulting from rejection of executory contracts and unexpired leases are generally treated as general unsecured claims and will be classified as liabilities subject to compromise. Holders of pre-petition claims will be required to file proofs of claims by a bar date to be determined by the court.  A bar date is the date by which claims against the Debtors must be filed if the claimants wish to receive any distribution in the Chapter 11 cases.  The Debtors will notify all known claimants subject to the bar date of their need to file a proof of claim with the Court. Differences between liability amounts estimated by the Debtors and claims filed by creditors will be investigated and, if necessary, the Court will make a final determination of the allowable claim. The determination of how liabilities will ultimately be treated cannot be made until the Court approves a Chapter 11 plan of reorganization. Accordingly, the ultimate amount or treatment of such liabilities is not determinable at this time.

SOP 90-7 requires pre-petition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.

Liabilities subject to compromise consist of the following:

(In $U.S. 000’s)

	July 31, 2008	June 30, 2008	May 31, 2008	April 30, 2008

Accounts payable and other accrued expenses	$53,571	55,024	$66,954	$71,883
Property tax payable	7,683	6,680	5,724	4,812
Accrued interest expense	4,315	4,477	3,906	5,853
Accrued maintenance events	2,711	2,798	3,157	3,334
Secured aircraft debt	521,022	523,823	531,681	570,114
PDP financing	—	—	3,139	3,139
Convertible bonds	92,000	92,000	92,000	92,000
Total liabilities subject to compromise	$681,302	684,802	$706,561	$751,135

Liabilities subject to compromise includes trade accounts payable related to pre-petition purchases, all of which were scheduled for payment in the post-petition period.  As a result, the cash flows from operations were favorably affected by the stay of payment related to these accounts payable.

6.   Post-petition Accounts Payable

To the best of the Debtors’ knowledge, all undisputed post-petition accounts payable have been and are being paid under agreed-upon payment terms except for approximately $6.7 million of invoices received, not yet paid, as of July 31, 2008.  The amounts past-due as of July 31, 2008 do not exceed 30 days past-due unless the invoices are in dispute or were not received by the debtor in a timely manner.

7.   Passenger Facility Charges

Passenger Facility Charges (“PFC”) are assessed on the sale of tickets to end customers and are collected by the Company as an agent and remitted to the respective taxing authority.  These taxes and fees are recorded as a liability until remitted to the respective taxing authority.  As mandated by Federal Regulations for any air carrier that has filed for protection under chapter 11 of the Bankruptcy Code, the Company established a separate reserve account for these funds.  The balances of collected PFC funds as of July 31, 2008, June 30, 2008, May 31, 2008 and April 30, 2008 was $5.1 million, $4.8 million, $5.3 million and $4.5 million, respectively, and is included in cash and cash equivalents in the condensed and consolidated balance sheet.

8.  Debtor-in-Possession (“DIP”) Financing

On August 5, 2008, the Bankruptcy Court approved a secured super-priority debtor-in-possession credit agreement (“DIP Credit Agreement”) with Republic Airways Holdings, Inc., Credit Suisse Securities (USA) LLC, AQR Capital LLC, and CNP Partners, LLC (the “Lenders”), each a member of the Unsecured Creditors Committee in the Company’s Chapter 11 Bankruptcy cases.  The DIP Credit Agreement contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including reporting requirements and maintenance of financial covenants.  The DIP Credit Agreement provides for the payment of interest at an annual rate of 16% interest, or annual interest of 14% if the Debtors pay the interest monthly.  The DIP Credit Agreement will mature on April 1, 2009.  On August 8, 2008, the DIP facility was funded in the amount of $30 million, before applicable fees of approximately $1.7 million. The Lenders will consider funding an additional $45.0 million subject to the terms and conditions of the DIP Credit Agreement.